UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, the Compensation Committee of our Board of Directors approved the 2011 Executive Compensation Plan that established an Annual Performance-Based Bonus program with regard to compensation for Dana W. Kammersgard, our President and Chief Executive Officer, and Hanif I. Jamal, our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. In addition, the Compensation Committee determined that the payout under such plan for 2011 shall be in the form of the Company’s common stock rather than cash. The payout under the plan will be determined based upon the achievement of performance goals, with a maximum payout consisting of a number of shares of common stock with a value equal to 85% and 65% of Messrs. Kammersgard and Jamal’s base salaries, respectively, as of the date of determination of the level of achievement of the performance goals. The Compensation Committee established five equally weighted principal corporate financial goals. These financial goals were derived from the Company’s internal operating plan that was approved by the Board in December 2010.

The Compensation Committee determined that 100% and 80% respectively of Messrs. Kammersgard and Jamal’s annual performance-based bonus will be tied to achieving the five equally weighted financial goals. In addition, 20% of Mr. Jamal’s annual performance-based bonus will be tied to achievement of a specified goal related to the Company’s Sarbanes Oxley compliance for fiscal 2011.

Also on March 16, 2011, the Compensation Committee approved the following grants of restricted stock to Messrs. Kammersgard and Jamal for their contributions to the improved financial performance of the Company in 2010. One half of this restricted stock grant will vest on the grant date and one half will vest on the first anniversary of the grant date.

Executive Officer	Restricted Stock
Dana W. Kammersgard	100,000
Hanif I. Jamal	75,000

Also on March 16, 2011, the Compensation Committee approved the following stock option grants to Messrs. Kammersgard and Jamal.

Executive Officer	Stock Options
Dana W. Kammersgard	200,000
Hanif I. Jamal	80,000

These stock options will terminate seven years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated. The options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

Also on March 16, 2011, the Compensation Committee approved the following grants of restricted stock to Messrs. Kammersgard and Jamal.

Executive Officer	Restricted Stock
Dana W. Kammersgard	75,000
Hanif I. Jamal	37,500

The latter restricted stock granted to Messrs. Kammersgard and Jamal vest in two equal annual installments commencing on the first anniversary of the grant date.

The grant date of these restricted stock grants and stock options will be the third business day after the general release of the Company’s first quarter 2011 revenue and/or earnings. The exercise price per share of these stock options and the price to determine the value of the restricted stock will be the closing price of our common stock as reported on the NASDAQ Stock Market on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal Hanif I. Jamal Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Date: March 22, 2011